EXHIBIT 10.28

                            CPI AEROSTRUCTURES, INC.
                              200A Executive Drive
                            Edgewood, New York 11717


                                                               December 12, 2002



Mr. Edward J. Fred
126 Brentwood Parkway
Brentwood, New York 11717

Dear Ed:

     This letter will serve to amend the Employment Agreement ("Employment Agreement") dated August 14, 2001 between you and CPI Aerostructures, Inc. (except as herein amended, all other provisions of the Employment Agreement shall remain in full force and effect).

     1. The first sentence of Section 1.1 of the Employment Agreement shall be amended to read as follows:

     "The Company shall continue to employ Executive from August 14, 2001 until December 31, 2001 as its Chief Financial Officer ("CFO") and Executive Vice President and, from January 1, 2002 until December 31, 2005, as its President and CFO under the terms hereof."

     2. The first sentence of Section 2.1 of the Employment Agreement shall be amended to read as follows:

     " The Company shall pay to Executive a salary ("Base Salary") at the annual rate of not less than $150,000 from August 14, 2001 until December 31, 2001; at the annual rate of $200,000 from January 1, 2002 until December 31, 2002; at the annual rate of not less than $216,000 from January 1, 2003 until December 31, 2003; at the annual rate of $233,280 from January 1, 2004 until December 31, 2004; and at the annual rate of not less than $252,000 from January 1, 2004 until December 31, 2005."

     3. The first sentence of Section 2.2 of the Employment Agreement shall be amended to read as follows:

     "In addition to Base Salary, Executive shall be paid a bonus ("Bonus") equal to 2% of the Company's consolidated net income for the year ending December 31, 2001 and 2002; equal to 3% of the Company's consolidated net income for the year ending December 31, 2003; and equal to 4% of the Company's consolidated net income for the years ending December 31, 2004 and 2005, as determined by reference to the Company's audited financial statements for such year."

     4. The first clause of Section 6.4 of the Employment Agreement shall be amended to read as follows:

     "During the Employment Term and for a period of two years thereafter,"

     If satisfactory, please sign a counterpart of this letter in the place below to confirm you agreement and return it to me.



                                                Sincerely,


                                                ------------------------------
                                                Arthur August
                                                Chairman of the Board



AGREED:



-------------------------
Edward J. Fred